EXHIBIT 11
                            ARTRA GROUP INCORPORATED
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                      AND EQUIVALENT SHARE OF COMMON STOCK
 for the years ended December 29, 1994, December 30, 1993 and December 31, 1992
                (In thousands of dollars, except per share data)


                                                                                     Fiscal Year
                                                                          -------------------------------
       Line                                                                 1994        1993        1992
                                                                          -------     -------     -------
       AVERAGE SHARES OUTSTANDING

        1    Weighted average number of shares of common stock
               outstanding during the period                                5,702       4,823       4,372
        2    Net additional shares assuming stock options and warrants
               exercised and proceeds used to purchase treasury shares                     85
                                                                          -------     -------     -------
        3    Weighted average number of shares and equivalent shares
               of common stock outstanding during the period                5,702       4,908       4,372
                                                                          =======     =======      ======

       EARNINGS (LOSS)

        4    Loss from continuing operations                             $(29,435)   $ (8,543)   $(38,302)
        5    Less dividends applicable to redeemable preferred stock         (516)       (471)       (431)
        6    Less redeemable common stock accretion                          (309)       (243)       (511)
                                                                          --------    --------    --------
        7    Amount for per share computation                            $(30,260)   $ (9,257)   $(39,244)
                                                                         ========    ========    ========

        8    Loss before extraordinary credit                            $(29,435)   $ (8,543)   $(37,972)
        9    Less dividends applicable to redeemable preferred stock         (516)       (471)       (431)
       10    Less redeemable common stock accretion                          (309)       (243)       (511)
                                                                         --------    --------    --------
       11    Amount for per share computation                            $(30,260)   $ (9,257)   $(38,914)
                                                                         ========    ========    ========

       12    Net earnings (loss)                                         $(20,470)   $ 13,514    $(37,972)
       13    Less dividends applicable to redeemable preferred stock         (516)      (471)        (431)
       14    Less redeemable common stock accretion                          (309)      (243)        (511)
                                                                         --------    --------    --------
       15    Amount for per share computation                            $(21,295)   $ 12,800    $(38,914)
                                                                         ========    ========    ========

       PER SHARE AMOUNTS

             Loss from continuing operations
             (line 7 / line 3)                                           $  (5.30)   $  (1.88)   $  (8.98)
                                                                         ========    ========    ========

             Loss before extraordinary credit
             (line 11 / line 3)                                          $  (5.30)      (1.88)      (8.90)
                                                                         ========    ========    ========

             Net loss
             (line 15 / line 3)                                          $  (3.73)   $   2.61    $  (8.90)
                                                                         ========    ========    ========

       Earnings (loss) per share is computed by dividing net earnings (loss), less redeemable preferred stock dividends and redeemable common stock accretion, by the weighted average number of shares of common stock and common stock equivalents (redeemable common stock, stock options and warrants), unless anti-dilutive, outstanding during the period. Fully diluted earnings (loss) per share are not presented since the result is equivalent to primary earnings (loss) per share.